Exhibit 10.10

FREESCALE HOLDINGS

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of                  , 2007 (the “Date of Grant”), between Freescale Holdings (Bermuda) I, Ltd., a Bermuda limited company (the “Company”), and              (the “Participant”):

RECITALS:

WHEREAS, the Company has adopted the Freescale Holdings 2006 Management Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Stock Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Restricted Stock Units. The Company hereby grants (subject to the Participant’s execution of the Investors Agreement) to the Participant, on the terms and conditions hereinafter set forth, units evidencing a right to receive              shares of Common Stock (each a “Share” and collectively, the “Shares”) pursuant to the terms and conditions of this Agreement (the “Restricted Stock Units” or “Restricted Stock Unit Award”).

2. Restrictions and Vesting Period.

(a) Restrictions and Transferability. Except as provided in the Investors Agreement, the Restricted Stock Unit Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Stock Unit Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

(b) Vesting Period. Subject to the Participant’s continued Employment with the Company, or except as otherwise provided below, the Restricted Stock Unit Award shall vest with respect to twenty-five percent (25%) of the Shares initially covered by the Restricted Stock Unit Award on each of the first, second, third and fourth anniversaries of the Date of Grant. At any time, the portion of the Restricted Stock Unit Award which has become vested as described above (or pursuant to Sections 2(c) or 3 below) is hereinafter referred to as the “Vested Portion”.

(c) Accelerated Vesting upon a Change of Control. Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change of Control, the unvested portion of the Restricted Stock Unit Award shall become vested for an additional number of Shares where that additional number of Shares equals the remaining unvested Shares multiplied by the Change of Control Cash Consideration Fraction. For purposes of this Agreement, “Change of Control Cash Consideration Fraction” shall mean, with respect to a Change of Control, the portion of the per Share consideration which is paid in the form of cash, provided that if the Change of Control Cash Consideration Fraction is .75 or higher, it shall be deemed to be 1. Notwithstanding the above, in the event the Participant’s Employment is terminated by the Company or any successor thereto without Cause or by the Participant for Good Reason, in each case following a Change of Control, the Restricted Stock Unit Award shall immediately become fully vested.

(d) Delivery of Shares. Shares of Common Stock shall become deliverable (provided, that such delivery is otherwise in accordance with federal and state securities laws) with respect to the Vested Portion of the Restricted Stock Unit Award upon the earliest to occur of: (i) the Participant’s termination of Employment; (ii) the Participant’s death; (iii) the Participant’s Disability; (iv) a Change of Control; or (v) the [seventh] anniversary of the Date of Grant.

(e) No Stockholder Rights. Participant shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units, including, but not limited to, the rights to vote and receive ordinary dividends, until the date of issuance of a stock certificate for such Shares. In the event that the Committee approves an adjustment to the Restricted Stock Unit Award pursuant to Section 7 of the Plan, then in such event, any and all new, substituted or additional securities to which Participant is entitled by reason of the Restricted Stock Unit Award shall be immediately subject to the Restrictions and Vesting Period set forth in Sections 2(a) and (b) above with the same force and effect as the Restricted Stock Unit Award subject to such Restrictions immediately before such event.

3. Termination of Employment.

(a) General. If the Participant’s Employment is terminated for any reason, the Restricted Stock Unit Award shall, to the extent not then vested (after giving effect to the provisions of Section 2(c) and this Section 3), terminate upon such termination of Employment.

(b) For Cause. The Restricted Stock Unit Award (including any Vested Portion thereof) shall terminate upon the Participant’s termination of Employment for Cause.

(c) Without Cause or for Good Reason. Upon the Participant’s termination of Employment without Cause or by the Participant for Good Reason, the Restricted Stock Unit Award shall become vested for an additional number of Shares equal to the number of Shares subject to the Restricted Stock Unit Award (if any) that would have vested on the next anniversary of the Date of Grant if the Participant had remained employed until such date (the “Subsequent Tranche”), multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of the Participant’s Employment through the Participant’s termination of Employment and the denominator of which equals 365 plus, if so determined in the sole discretion of the Chief Executive Officer of the Company, the Subsequent Tranche; subject in all circumstances to the maximum of the total number of Shares subject to the Restricted Stock Unit Award as of the date of such termination of Employment. Any portion of the Restricted Stock Unit Award that is not vested after giving effect to the above provisions of this Section 4(c) shall terminate immediately effective as of the termination of the Participant’s Employment.

(d) Death. Upon the Participant’s termination of Employment due to death, the Restricted Stock Unit Award shall become fully vested.

(e) Disability. Upon the Participant’s termination of Employment due to Disability, the Restricted Stock Unit Award shall become fully vested.

(f) Retirement. Upon the Participant’s termination of Employment due to Retirement and solely to the extent so determined by the Company’s Chief Executive Officer, the Restricted Stock Unit Award shall become vested for an additional number of Shares equal to the Subsequent Tranche multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of Participant’s Employment through the Participant’s termination of Employment and the denominator of which equals 365; subject in all circumstances to the maximum of the total number of Shares subject to the Restricted Stock Unit Award as of the date of such termination of Employment. Any portion of the Restricted Stock Unit Award that is not vested after giving effect to the above provisions of this Section 3(f) shall terminate immediately effective as of the termination of the Participant’s Employment.

(g) By the Participant other than due to Disability or Good Reason. If the Participant’s Employment is terminated on account of a termination of the Participant’s

Employment initiated by the Participant other than due to Disability or Good Reason, then the unvested portion of the Restricted Stock Unit Award then held by the Participant shall be automatically forfeited.

(h) Forfeiture. Notwithstanding anything herein to the contrary, if the Participant breaches any Restrictive Covenants applicable to the Participant (including, without limitation, the Restrictive Covenants set forth in Exhibit A hereto) following termination of the Participant’s Employment by the Participant other than due to Disability or Good Reason, in each case on or after the second anniversary of the Date of Grant, then (x) any portion of the Restricted Stock Unit Award that vested during the twelve-month period immediately preceding the date of termination (the “Preceding Tranche”) shall be automatically forfeited, (y) any Shares acquired pursuant to the Preceding Tranche shall be subject to the call option set forth in Section 6 of the Investors Agreement and (z) any proceeds from the sale of Shares described in preceding clause (y), shall be immediately repaid to the Company. Notwithstanding anything herein to the contrary, if the Participant breaches any Restrictive Covenants applicable to the Participant (including, without limitation, the Restrictive Covenants set forth in Exhibit A hereto) during the Severance Period (as defined below) then (x) any Vested Portion then held by the Participant shall be automatically forfeited, (y) any Shares acquired pursuant to the Restricted Stock Unit Award shall be subject to the call option set forth in Section 6 of the Investors Agreement and (z) any proceeds from the sale of Shares described in preceding clause (y), shall be immediately repaid to the Company. For purposes of this Agreement “Severance Period” shall mean, in the event of termination of the Participant’s Employment in circumstances entitling the Participant to severance under an applicable plan or policy or an individual agreement, and under which plan, policy or individual agreement the Participant elects to and actually receives severance, the two-year period immediately following the date of such termination.

4. Certain Covenants. The Participant hereby agrees and covenants to perform all of his obligations set forth in Exhibit A hereto (which is incorporated by reference hereby) and acknowledges that the Participant’s obligations set forth in Exhibit A constitute a material inducement for the Company’s grant of the Restricted Stock Unit Award to the Participant, but, as to the Company’s remedy, subject only to the provisions set forth in subsection (f) of Exhibit A.

5. Share Restrictions, etc. Except as expressly provided herein, the Participant’s rights hereunder and with respect to Shares received with respect to the Vested Portion are subject to the restrictions and other provisions contained in the Investors Agreement.

6. No Right to Continued Employment. The granting of the Restricted Stock Unit Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

7. Legend on Certificates. The certificates representing the Shares received by Participant with respect to the Vested Portion shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Restricted Stock Unit Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other property) of any applicable withholding taxes in respect of the Restricted Stock Unit Award or any payment or transfer under or with respect to the Restricted Stock Unit Award or the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9. Securities Laws. The issuance of any Shares hereunder shall be subject to the Participant making or entering into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12. Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

13. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

14. Restricted Stock Unit Award Subject to Plan and Investors Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Investors Agreement and the Offering Memorandum for the Plan. The Restricted Stock Unit Award is subject to the Plan and the Investors Agreement, each as may be amended from time to time, and the terms and provisions of the Plan and the Investors Agreement are hereby incorporated herein by reference. By entering into this Agreement, the Participant hereby authorizes John Torres as the Participant’s attorney-in-fact and delegates full power and authority to Mr. Torres to enter into the Investors Agreement on the Participant’s behalf.

15. Section 409A. It is intended that the terms of this Agreement comply with Section 409A of the Code. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Participant’s economic rights.

16. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

FREESCALE HOLDINGS (BERMUDA) I, LTD.

By:
Name:	Paul C. Schorr IV
Title:	President

Agreed and acknowledged as of the date first above written:

Participant

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